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                                                                 Exhibit (d)(ii)

                                  AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              FIRST WILKOW VENTURE

     This Agreement made at Chicago, Illinois as of the 10th day of September, 1974 by and between MENDEL WILKOW, residing at 1400 North Lake Shore Drive, Chicago, Illinois; JOSEPH WILKOW, residing at 3100 North Sheridan Road, Chicago, Illinois; and WILLIAM W. WILKOW, residing at 46 East Schiller Street, Chicago, Illinois (the "General Partners") and all Limited Partners of FIRST WILKOW VENTURE, an Illinois Limited Partnership.

                                   WITNESSETH:

     THAT WHEREAS, an Agreement of Limited Partnership of First Wilkow Venture (the "Agreement of Limited Partnership"), a copy of which is attached hereto and by reference made an integral part hereof, was executed by the General and Limited Partners of said Partnership on December 8, 1972; and

     WHEREAS, on September 10, 1974, the Partners of First Wilkow approved certain amendments to the Agreement of Limited Partnership.

     NOW, THEREFORE, by reason of the foregoing, the Agreement of Limited Partnership is hereby amended to read as follows:

          1. Article IV, Section 4.1 of the Agreement of Limited Partnership is hereby amended to read as follows:

          Section 4.1. The purpose of the Partnership is to acquire the total interest in twenty-one Terminating Partnerships, to acquire and manage additional real estate or any interest therein, to carry on the business and management of subsequently acquired real estate and interests therein, and to sell or otherwise dispose of real estate or interest therein owned by the Partnership. By such acquisitions the Partnership will acquire legal title, or such interest as is now

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     possessed by the Terminating Partnerships in and to all the properties now held by them, as well as any additional properties subsequently acquired by the Partnership. The names and descriptions of Terminating Partnerships and their Properties are set forth in a schedule captioned "Description and Valuation of Terminating Partnerships," a copy of which is annexed hereto as Exhibit I. The General Partners have determined that the present value of the Units in the Terminating Partnerships for ex-change purposes is as set forth in Exhibit I.

          2. Article X, Section 10.3(c) of the Agreement of Limited Partnership is hereby amended to read in its entirety as follows:

          (c) To the extent that the General Partners deem it necessary and in the best interest of the Partnership, funds obtained from the sale of partnership property or interests may be retained for the purpose of other partnership property or interests, each Partner's Capital share therein remaining unchanged from that established in accordance with the provisions of Article VIII hereof.

          3. Article XV, Section 15.7 of the Agreement of Limited Partnership is hereby deleted in its entirety.

          4. Except as expressly amended herein, the Agreement of Limited Partnership shall be and remain in full force and effect.

     IN WITNESS HEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        GENERAL PARTNERS


                                        /s/ Mendel Wilkow
                                        ----------------------------------------
                                        Mendel Wilkow


                                        /s/ Joseph Wilkow
                                        ----------------------------------------
                                        Joseph Wilkow


                                        /s/ William W. Wilkow
                                        ----------------------------------------
                                        William W. Wilkow


                                        LIMITED PARTNERS


                                        /s/ William W. Wilkow
                                        ----------------------------------------
                                        William W. Wilkow,
                                        attorney-in-fact for all
                                        Limited Partners